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EXHIBIT 5.1

[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]

November 6, 2009

Select Comfort Corporation
9800 59th Avenue North
Minneapolis, MN 55442

Re:
Select Comfort Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the proposed offering of up to $50,000,000 in aggregate amount (the "Amount") of (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) warrants (the "Warrants") to purchase Common Stock, Preferred Stock and/or Units, (iv) subscription rights to purchase Common Stock, Preferred Stock, Warrants and/or Units (the "Subscription Rights"), and (v) units comprised of one or more of or any combination of shares of Common Stock, shares of Preferred Stock, Warrants and/or Subscription Rights (the "Units").

        The Common Stock, Preferred Stock, Warrants, Subscription Rights and Units are herein referred to as "Securities." The Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus") and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

        a.     An executed copy of the Registration Statement.

        b.     The Third Restated Articles of Incorporation of the Company, as amended (the "Charter"), as certified by the Secretary of State of the State of Minnesota and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

        c.     The Restated Bylaws of the Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

        d.     Resolutions, minutes and records of the corporate proceedings of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement, the issuance of Securities and other related matters (the "Securities Resolutions").

        In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Charter, Bylaws and applicable Minnesota law (each, a "Board Action") in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) prior to any issuance of Preferred Stock, appropriate certificates of designation will have been duly authorized and adopted by appropriate Board Action and filed with the Secretary of State of the State of Minnesota; (iv) if any Warrants are issued under one or more warrant agreements, such warrant agreements will state that Minnesota law governs; (v) if any Subscription Rights will be issued to purchase Securities under one or more subscription agreements, such agreements will state that Minnesota law governs; (vi) if any Units will be issued under one or more unit purchase agreements, such agreements will state that Minnesota law governs; (vii) the Securities will be delivered against payment of valid consideration therefore, and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and (vii) the Company will remain a Minnesota corporation.

        To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under any warrant agreement for any Warrants, any unit agreement for any Units, or any subscription agreement for any Subscription Rights, namely, the warrant agent, unit agent or subscription agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement, subscription agreement or unit agreement; that such warrant agreement, subscription agreement or unit agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance, with respect to performance of its obligations under any such warrant agreement, subscription agreement or unit agreement, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under any such warrant agreement or unit agreement.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

          1.     With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Preferred Stock that are exchangeable for or convertible into Common Stock, contained in Units or issued upon the exercise of Warrants or Subscription Rights) upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement, purchase agreement, subscription agreement or similar agreement approved by the Board of Directors, which consideration per share is not less than the par value per share, (iii) in the case of any Common Stock to be issued upon the exercise of Warrants, due exercise of and payment of the exercise price specified in such Warrants, (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, and (v) in the case of any Common Stock to be issued upon the exercise of Subscription Rights, due exercise and payment of the exercise price specified in such Subscription Rights, the Common Stock will be validly issued, fully paid and nonassessable.

          2.     With respect to any Preferred Stock (including any Preferred Stock that is issued upon the exercise of any Warrants), upon (i) final Board Action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Charter, the Bylaws and applicable law, (ii) filing of an appropriate certificate of designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, which consideration per share is not less than the par value per share, (v) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, and (vi) in the case of any Preferred Stock to be issued under any Subscription Rights, upon due exercise of and payment of the exercise price specified in such Subscription Rights, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3.     With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) final Board Action authorizing the creation and issuance of the Securities which comprise such Warrants in accordance with the terms of the Charter, the Bylaws and applicable law, (iii) due execution and delivery of a warrant agreement on behalf of the Company and the parties named therein, and (iv) due execution, countersignature, issuance and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement and such agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4.     With respect to any Subscription Rights, upon (i) final Board Action authorizing the creation and issuance of such Subscription Rights (including the Common Stock, Preferred Stock, Warrants and/or Units to be issued upon the exercise of such Subscription Rights) in accordance with the terms of the Charter, the Bylaws and applicable law, (ii) final Board Action authorizing execution and delivery of any subscription agreement, purchase agreement, or other similar agreement, (iii) due execution and delivery of any applicable subscription agreement, purchase agreement, or Warrant on behalf of the Company and the parties named therein, and (iv) due execution, countersignature, issuance and delivery of the Common Stock, Preferred Stock, Warrants and/or Units against payment of the consideration therefor specified in any applicable subscription agreement, purchase agreement or other similar agreement approved by the Board of Directors, the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and any Common Stock, Preferred Stock, Warrants and/or Units issued upon exercise of the Subscription Rights will be validly issued, fully paid and nonassessable.

          5.     With respect to any Units, upon (i) final Board Action authorizing the creation and issuance of such Units (including the Securities which comprise such Units) in accordance with the terms of the Charter, the Bylaws and applicable law, (ii) final Board Action authorizing execution and delivery of any unit agreement, (iii) due execution and delivery of any applicable unit agreement on behalf of the Company and the parties named therein, and (iv) due execution, countersignature, issuance and delivery of the Units against payment of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors and otherwise in accordance with any applicable unit agreement and such agreement, the Units and any Warrants contained in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and any Common Stock and Preferred Stock contained in the Units will be validly issued, fully paid and nonassessable.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution which may be limited by applicable law or equitable principles; and (iii) general principles of equity including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law.

        This opinion is limited to the Minnesota Business Corporation Act (including the statutory provisions, all applicable provisions of the Minnesota Constitution and reported judicial decisions interpreting the foregoing), the federal laws of the United States of America and the internal laws of the State of Minnesota, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Warrants, Units or Subscription Rights. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus forming a part of the Registration statement under the caption "Legal Matters," and in any amendment or supplement thereto. In giving this consent, we do not believe that we are an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP

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